UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material under §240.14a-12

VULCAN MATERIALS COMPANY
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To:                              Participants in the Vulcan Materials Company Construction Materials Divisions Hourly Employees Savings Plan, Vulcan Materials Company Thrift Plan for Salaried Employees and Vulcan Materials Company 401(k) and Profit Sharing Retirement Plan held in the Vulcan Materials Company Master Retirement Savings Trust (the “Plans”)

Re:                               The 2012 Annual Meeting of Shareholders of Vulcan Materials Company

The Northern Trust Company serves as trustee under the Vulcan Materials Company Master Retirement Savings Trust (the “Trust”).  As a participant in and a Named Fiduciary (i.e. the responsible party identified in the voting section of the each Plan Document and the Trust) under the Plans, you have the right to direct The Northern Trust Company, as trustee, how to vote the shares of Vulcan Materials Company common stock allocated to your Plan account as well as a portion of any shares for which no timely voting instructions are received from other participants.  The Plans and Trust provide that the trustee will vote the shares for which voting instructions have not been received in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the Trustee’s duties.

The 2012 Annual Meeting of Shareholders of Vulcan Materials Company (“Vulcan”) will be held on June 1, 2012.  On May 14, 2012, Martin Marietta Materials, Inc. (“Martin Marietta”) sent a letter to Vulcan formally withdrawing the nominations of each of Martin Marietta’s director nominees and alternate nominees for election to Vulcan’s Board at Vulcan’s 2012 Annual Meeting.  Martin Marietta also issued a press release stating, in part, that,

“as required by the Court of Chancery’s order, Martin Marietta is, among other things, terminating its exchange offer and withdrawing its related registration statement, withdrawing its Hart-Scott Rodino Act filing in connection with its exchange offer, and withdrawing its nominees for election at the Vulcan 2012 annual meeting and terminating the related solicitation of proxies.”

“Any “BLUE” proxy cards and “BLUE” voting instruction forms that were previously circulated and have or may be received will not be effective, will not be voted by Martin Marietta at the Vulcan 2012 annual meeting and will be discarded.”

Accordingly, plan participants who previously submitted a BLUE voting instruction form to the trustee and who wish to submit new voting instructions directing how Vulcan shares allocated to their Plan accounts will be voted at the 2012 Annual Meeting must complete the enclosed WHITE voting instruction form (or vote by Internet or telephone using the instructions set forth on the WHITE voting instruction form) to instruct the Trustee on how to vote such shares.

The number of shares of Vulcan Materials Company that you are eligible to vote is based on the balance of your Plan account on April 20, 2012, the record date for the determination of shareholders eligible to vote.  Your instructions are confidential and will be known only by The Northern Trust Company or its independent tabulation agent.  We encourage you to exercise your voting rights under the applicable Plan.

If you wish to submit new voting instructions to the trustee directing how your Plan account shares are voted at the 2012 Annual Meeting, please mark, sign and date the enclosed WHITE voting instruction form in accordance with the instructions therein, and return it to our independent tabulation agent in the enclosed envelope.  We cannot give assurance that voting instruction forms received later than 5:00 p.m., Eastern Time, on May 29, 2012 will be honored.

Very truly yours,

THE NORTHERN TRUST COMPANY AS TRUSTEE OF THE VULCAN MATERIALS COMPANY MASTER RETIREMENT SAVINGS TRUST